UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Offering of 2.75% Convertible Senior Notes due 2019

On May 29, 2014, Renewable Energy Group, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters named therein (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC acted as representatives, to issue and sell $143.75 million principal amount of the Company’s 2.75% Convertible Senior Notes due 2019 (the “Notes”), including $18.75 million principal amount thereof issued and sold pursuant to the option granted by the Company to Underwriters ( “Option”), which Option was exercised in full on May 30, 2014. The Company estimates that the net proceeds from the offering of the Notes, including the Notes sold upon the exercise of the Option, will be approximately $138.6 million, after deducting the underwriting discount and estimated offering expenses payable by the Company.

The sale of the Notes was made pursuant to the Company’ Registration Statements on Form S-3 (Registration Nos. 333-186822 and 333-196341) (the “Registration Statement”), including the prospectus dated April 10, 2013 included in the Registration Statement (the “Base Prospectus”), as supplemented by a prospectus supplement dated May 29, 2014 (as so supplemented, the “Prospectus”), filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933.

The Company issued the Notes under an indenture dated as of June 3, 2014 (the “Base Indenture”), as supplemented by a first supplemental indenture dated as of June 3, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Terms of the Indenture and the Notes issued pursuant to the Indenture are described in the section of the Prospectus entitled “Description of Notes,” which is incorporated herein by reference. The following description of the Notes and the Indenture is a summary and is not meant to be a complete description of the Notes and the Indenture. This description is qualified in its entirety by reference to the detailed provisions of the Indenture.

The Notes bear interest at a rate of 2.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2014. The Notes will mature on June 15, 2019, unless earlier converted or repurchased.

The Notes are convertible in certain circumstances and during certain periods into the Company’s common stock, par value $.0001 per share (the “Common Stock”), cash or a combination of cash and shares of Common Stock (as described in the Indenture) at an initial conversion rate of 75.3963 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $13.26 per share), subject to adjustment in certain circumstances as set forth in the Indenture.

Upon a fundamental change (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase for cash all or a portion of their Notes at a purchase price in cash that will generally be equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Notes are not redeemable at the Company option prior to maturity.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable.

In connection with the issuance and sale by the Company of the Notes as described under this Item 1.01 of this Current Report, the following exhibits are filed with this Current Report and incorporated herein by reference: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report); (ii) the Base Indenture (Exhibit 4.1 to this Current Report); (iii) the Supplemental Indenture (Exhibit 4.2 to this Current Report); (iv) the form of Convertible Senior Note due 2019 (Exhibit 4.3 to this Current Report); and (v) the legal opinion of Pillsbury Winthrop Shaw Pittman LLP (Exhibit 5.1 to this Current Report).

Capped Call Transactions

On May 29, 2014, in connection with the pricing of the Notes, the Company entered into privately-negotiated capped call transactions (the “Base Capped Call Confirmations”) with each of Bank of America, N.A. and Wells Fargo Bank, National Association (collectively, the “Option Counterparties”) and on May 30, 2014, the Company entered into privately-negotiated additional capped call transactions (such additional capped call transactions, together with the Base Capped Confirmations, the “Capped Call Confirmations”) with the Option Counterparties. The Capped Call Confirmations cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, approximately 92.5% of the number of shares of Common Stock underlying the Notes, including the additional Notes sold pursuant to exercise of the Option. The cap price under the Capped Call Confirmations will initially be $16.016 per share, which represents a premium of approximately 60.0% over the closing price of the Common Stock on May 29, 2014, and is subject to certain adjustments under the terms of the Capped Call Confirmations. The Company used approximately $11.9 million of the proceeds from the issuance of the Notes to pay the cost of the Capped Call Confirmations.

The Capped Call Confirmations are expected generally to reduce the potential dilution to the Common Stock and/or offset potential cash payments the Company is required to make in excess of the principal amount to the extent of such percentage upon conversion of the Notes in the event that the market price per share of the Common Stock, as measured under the terms of the Capped Call Confirmations, is greater than the strike price of the Capped Call Confirmations, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes, with such reduction and/or offset subject to a cap in the event that the market price per share of the Common Stock, as measured under the terms of the Capped Call Confirmations, is greater than the cap price of the Capped Call Confirmations.

The Company will not be required to make any cash payments to the Option Counterparties or their respective affiliates upon the exercise of the options that are a part of the Capped Call Confirmations, but the Company will be entitled to receive from them a number of shares of Common Stock and/or an amount of cash generally based on the amount by which the market price per share of the Common Stock, as measured under the terms of the Capped Call Confirmations, is greater than the strike price of the Capped Call Confirmations during the relevant valuation period under the Capped Call Confirmations, with such number of shares of Common Stock and amounts of cash, if any, subject to a cap.

The Capped Call Confirmations are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes.

The description above is a summary and is not meant to be a complete description of the Capped Call Confirmations. This description is qualified in its entirety by reference to the detailed provisions of the Capped Call Confirmations, which are included as Exhibits 10.1 through 10.4 to this Current Report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report under the section “Offering of 2.75% Convertible Senior Notes due 2019” above and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 29, 2014, between the Company and the Underwriters.

4.1	Indenture, dated as of June 3, 2014, between the Company and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of June 3, 2014, between the Company and Wilmington Trust, National Association, as trustee.

4.3	Form of Note (included in Exhibit 4.2).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Capped Call Confirmation, dated May 29, 2014, between of Bank of America, N.A. and the Company.

10.2	Capped Call Confirmation, dated May 29, 2014, between of Wells Fargo Bank, National Association, and the Company.

10.3	Additional Capped Call Confirmation, dated May 30, 2014, between of Bank of America, N.A. and the Company.

10.4	Additional Capped Call Confirmation, dated May 30, 2014, between of Wells Fargo Bank, National Association, and the Company.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2014

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 29, 2014, between the Company and the Underwriters.

4.1	Indenture, dated as of June 3, 2014, between the Company and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of June 3, 2014, between the Company and Wilmington Trust, National Association, as trustee.

4.3	Form of Note (included in Exhibit 4.2).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Capped Call Confirmation, dated May 29, 2014, between of Bank of America, N.A. and the Company.

10.2	Capped Call Confirmation, dated May 29, 2014, between of Wells Fargo Bank, National Association, and the Company.

10.3	Additional Capped Call Confirmation, dated May 30, 2014, between of Bank of America, N.A. and the Company.

10.4	Additional Capped Call Confirmation, dated May 30, 2014, between of Wells Fargo Bank, National Association, and the Company.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)